                                                               Draft of 10/07/94


                                                                    EXHIBIT 4.02




- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



                             SUPPLEMENTAL INDENTURE

                            DATED             , 199


                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

                                       TO

                            BANK OF AMERICA ILLINOIS
                (FORMERLY CONTINENTAL BANK, NATIONAL ASSOCIATION
                   AND FORMERLY CONTINENTAL ILLINOIS NATIONAL
                       BANK AND TRUST COMPANY OF CHICAGO)
                             AND
                                 -----------------
                                  AS TRUSTEES


                                 -----------------



   (SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST DATED OCTOBER 1, 1941, EXECUTED BY CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO AND EDMOND B. STOFFT, AS TRUSTEES)



                                 -----------------



                 (PROVIDING FOR FIRST MORTGAGE BONDS, SERIES
                        DUE                      ,     )



[FIRST MORTGAGE BOND OR FIRST MORTGAGE BONDS - MEDIUM TERM NOTE SERIES]

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

THIS INSTRUMENT WAS PREPARED BY WILLIAM J. HARMON, OF JONES, DAY, REAVIS & POGUE, 77 WEST WACKER DRIVE, SUITE 3500, CHICAGO, ILLINOIS 60601

       THIS SUPPLEMENTAL INDENTURE, dated            , 199 , made and entered
into by and between CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter commonly referred to as the "Company"), and BANK OF AMERICA ILLINOIS (formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago), an Illinois banking corporation having its office or place of business in the City of Chicago, Cook County, State of Illinois (hereinafter commonly referred to as the "Trustee"), and
                 (successor Co-Trustee), of the City of Chicago, Cook County, State of Illinois, as Trustees under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, heretofore executed and delivered by the Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustees, as amended by the Supplemental Indentures dated, respectively, September 1, 1947, January 1, 1949, February 1, 1952, September 1, 1952, June 1, 1954, February 1, 1958, January 1, 1959, May 1, 1963, May 1,
1964, June 1, 1965, May 1, 1967, April 1, 1970, April 1, 1971, September 1,
1971, May 1, 1972, December 1, 1973, March 1, 1974, April 1, 1975, October 1,
1976, November 1, 1976, October 1, 1978, August 1, 1979, February 1, 1980,
February 1, 1986, May 15, 1992, July 1, 1992, September 15, 1992 and April 1, 1993, heretofore executed and delivered by the Company to the Trustees under said Indenture of Mortgage or Deed of Trust dated October 1, 1941; said Indenture of Mortgage or Deed of Trust dated October 1, 1941, as amended by said Supplemental Indentures, being hereinafter sometimes referred to as the
"Indenture"; and said Bank of America Illinois and                 , as such
Trustees, being hereinafter sometimes referred to as the "Trustees" or the "Trustees under the Indenture"; WITNESSETH:

       WHEREAS, the Company has determined, by resolutions duly adopted by its Board of Directors and/or the Executive Committee thereof, to issue bonds of an additional series under and to be secured by the Indenture, as hereby amended, to be known and designated as First Mortgage Bonds, Series __ (hereinafter sometimes referred to as the "bonds of Series __" or the "bonds of said Series"), and the bonds of said Series shall be authorized, authenticated and issued only as registered bonds without coupons, and to execute and deliver this supplemental indenture, pursuant to the provisions of Article I, as amended, paragraphs (e) and (f) of Section 6 of Article II and Article XVI of the Indenture, for the purpose of (1) creating and authorizing not to exceed
$       aggregate principal amount of bonds of Series   and setting forth the
form, terms, provisions and characteristics thereof, (2) modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter specifically provided, and (3) specifically describing and conveying to the Trustees, upon the trusts and for the purposes of the Indenture, as hereby amended, certain additional properties which the Company
has constructed or otherwise acquired subsequent to                ,     ,
except property of the character of that expressly excepted or excluded from the lien of the Indenture by the terms thereof, and which are owned by the Company at the date of the execution hereof and are subject in any event to the lien and effect of the Indenture; and

       WHEREAS, the execution and delivery of the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company and/or the Executive Committee thereof; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

       WHEREAS, the bonds of Series   are to be authorized, authenticated and
issued only in the form of registered bonds without coupons, and each of the
bonds of Series   shall be substantially in the following form, to wit:

 (Form of face of registered bonds without coupons of Series  )

No.                                                               $


                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                         First Mortgage Bond, Series
                              Due           ,

       Central Illinois Public Service Company, an Illinois corporation (hereinafter referred to as the "Company"), for value received, hereby promises
to pay to           , or registered assigns, the principal sum of            on
the       day of         ,     , and to pay to the registered owner interest on
said sum from the date hereof, at the rate of                per centum per
annum, payable half-yearly on the first day of          and the first day of
in each year, until said principal sum is paid.  The interest so payable on any
1 or        1 will be paid, subject to certain exceptions provided in the
Supplemental Indenture dated           , 199 , hereinafter referred to, to the
person in whose name this bond is registered at the close of business of the
Trustee on the immediately preceding         15 or        15, as the case may
be. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the registered owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York. At the option of the Company, interest on this bond may be paid by check mailed on the interest payment date to the registered owner.

       The provisions of this bond are continued on the reverse side hereof and such continued provisions shall have the same effect, for all purposes, as though fully set forth at this place.

       This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee's Certificate endorsed hereon.

       IN WITNESS WHEREOF, Central Illinois Public Service Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated as of

                                CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


                                By
                                   -----------------------------------
                                                  President


ATTEST:


By
   ---------------------------
          Secretary



                (Form of reverse side of registered bond without
                              coupons of Series  )


       This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated October 1, 1941, executed and delivered by the Company to Bank of America Illinois (formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the "Trustee") and Edmond B. Stofft, as Trustees, and the various indentures supplemental thereto each executed and delivered by the Company to the Trustees under said indenture of mortgage or deed of trust dated October 1, 1941, prior to the authentication of this bond (said indenture of mortgage or deed of trust and said supplemental indentures being hereinafter referred to, collectively, as the "Indenture"); and said Bank of America
Illinois and                   (successor Co-Trustee) being now the Trustees
under the Indenture. Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and registered owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the
Indenture provided.  [The bonds of Series     are not redeemable prior to
maturity.] [At the option of the Company and upon 30 days' notice by first-class mail and with the effect provided in Article V of the Indenture,
bonds of Series  , of which this is one, may be redeemed on and after         ,
as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of the bonds hereinafter stated under "Redemption Price," in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed:

     If redeemed                           If redeemed
     during the                            during the
     12 months                             12 months
     beginning        Redemption           beginning        Redemption
     [         1]       Price              [         1]       Price
      ----------      ----------           ------------     ----------





             (The redemption prices set forth in Article I of this
                   supplemental indenture are incorporated in
               and made a part of this form of bond by reference
                  thereto and shall be inserted at this point
                              in each such bond.)

[provided, that none of the bonds of Series   may be redeemed at the applicable
Redemption Price prior to           ,     , if such redemption is for the
purpose of refunding, or is in anticipation of the refunding, of such bonds through the use, directly or indirectly, of funds borrowed by the Company at an
interest cost to the Company of less than [    %] per annum.]

        In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds without coupons, of the same series [and maturity] and for the same aggregate principal amount, will be issued to the transferee in exchange herefore; provided, that the Company shall not be required (a) to issue, register, transfer or exchange any bonds of this series during a period beginning at the opening of business on the tenth business day next preceding any selection of said bonds to be redeemed and ending at the close of business on the day on which the applicable notice of redemption is given, (b) to register, transfer or exchange any bonds of this series selected, called or being called for redemption in whole or in part or (c) to register, transfer or exchange bonds of this series for a period of ten days next preceding an interest payment date with respect to said bonds.

        AND WHEREAS, on each of the bonds of Series   (whether issued in
temporary or definitive form) there is to be endorsed a certificate of the Trustee substantially in the following form, to wit:

                             Trustee's Certificate

        This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

                                        BANK OF AMERICA ILLINOIS,
                                          as Trustee


                                        By
                                            -------------------------------
                                                    Authorized Officer


        NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended, and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto BANK OF AMERICA ILLINOIS and ____________________, as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal, which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise,
subsequent to                    ,     , and which are owned by the Company at
the date of the execution hereof, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, in and to
(a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all [tangible] personal property acquired or manufactured by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

        Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto said BANK OF AMERICA ILLINOIS
and                , as Trustees under the Indenture, and unto their successor or successors in trust, and their assigns, under the trusts and for the purposes of the Indenture, as hereby amended, the properties described in Schedule A to this supplemental indenture, which is incorporated herein by reference with the same force and effect as if set forth at length herein, and which properties have been acquired by the Company, through construction,
purchase, consolidation or merger, or otherwise, subsequent to         , (except
as otherwise indicated in said Schedule A), and which are owned by the Company at the date of the execution hereof together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining, TO HAVE AND TO HOLD all said property, rights and interests forever, BUT IN TRUST, NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby amended.

        And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance
under the Indenture, as hereby amended, of bonds of Series   and to fix the
terms, provisions and characteristics of the bonds of said Series, and to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:


                                   ARTICLE I

        SECTION 1. A series of bonds issuable under the Indenture, as hereby amended, to be known and designated as "First Mortgage Bonds, Series " (hereinafter in this Article sometimes referred to as the "bonds of Series " or the "bonds of said Series"), and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, is hereby created
and authorized.  The bonds of Series   and the Trustee's Certificate to be
endorsed thereon shall be substantially in the respective forms thereof hereinbefore recited. Each bond of said Series shall be dated as of the interest payment date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an interest payment date thereof to which interest was paid, in which event it shall be dated as of the date of issue, or
(b) issued prior to the occurrence of the first interest payment date thereof
to which interest was paid, in which event it shall be dated                  ;
and all bonds of said Series shall be due and payable           ,     ; shall
bear interest from      the date thereof at the rate of            per cent
(  %) per annum payable half-yearly on the first day of       and the first day
of        in each year to the respective persons in whose names such bonds are registered at the close of business of the Trustee on the applicable record date as provided in Section 2 of this Article I; and shall be payable, as to both principal and interest, at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the registered owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York. At the option of the Company, interest on the bonds
of Series     may be paid by check mailed on the interest payment date to the registered owner.

        SECTION 2. Anything contained in Section 14 of Article I of the Indenture, or elsewhere in the Indenture, to the contrary notwithstanding, only the person in whose name any of the bonds of said Series is registered at the close of business on any Record Date, as hereinafter defined, with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of said Series are registered on the record date to be established by the Trustee for payment of such defaulted interest.

        The term "Record Date" as used in this Article I with respect to any interest payment date (other than an interest payment date for the payment of
defaulted interest) shall mean the               or              , as the case
may be, next preceding such interest payment date, or, if such               or
                  , shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

        SECTION 3.  [The bonds of Series     are not redeemable prior to
maturity.] [At the option of the Company and upon the notice and in the manner and with the effect provided in Article V of the Indenture, except as to notice
as hereinafter provided, bonds of Series     may be redeemed on and after
       , as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of the bonds hereinafter stated under "Redemption Price," in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed:

       If redeemed                 If redeemed
       during the                  during the
       12 months                   12 months
       beginning      Redemption   beginning      Redemption
                         Price                       Price
       ------------   ----------   ------------   ----------





[provided, that none of the bonds of Series   may be redeemed at the applicable
Redemption Price prior to [              ,     ,] if such redemption is for the
purpose of refunding, or is in anticipation of the refunding, of such bonds through the use, directly or indirectly, of funds borrowed by the Company at an
interest cost to the Company of less than [     %] per annum.]

        The foregoing redemption prices and terms shall be set forth in each of
the bonds of Series   prior to the execution and authentication thereof.]

        [SECTION 4.  Notice of redemption of any bonds of Series   shall be
given as provided in Article V of the Indenture; provided, however, such notice need be given only by first-class mail and no publication of notice of redemption shall be required.]

        SECTION 5. The Company shall not be required (a) to issue, register, transfer or exchange any bonds of said Series during a period beginning at the opening of business on the tenth business day next preceding any selection of bonds of said Series to be redeemed and ending at the close of business on the day on which the applicable notice of redemption is given, (b) to register, transfer or exchange any bonds of said Series selected, called or being called for redemption in whole or in part or (c) to register, transfer or exchange bonds of said Series for a period of ten (10) days next preceding an interest payment date with respect to bonds of said Series.

        The bonds of said Series shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided or permitted by Section 6 of Article I of the Indenture, as follows:

        (a)      bonds of Series   executed on behalf of the Company by its
   President or a Vice-President and/or by its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President or Vice-President and/or of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby amended, and shall be valid and effective for all purposes, provided that all bonds shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or a Vice-President and of its Secretary or an Assistant Secretary, and provided, further, that none of such bonds shall be executed on behalf of the Company by the same officer or person acting in more than one capacity; and

        (b) such corporate seal of the Company may be a facsimile, and any bonds of said Series on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby amended, and such facsimile seal shall be valid and effective for all purposes.


                                   ARTICLE II

        SECTION 1. Sections [10] and [16] of Article III of the Indenture are, and each of them is, hereby amended by striking out the words "Series I, J, K, L, Newton, W, X, Y and Z" wherever the same occur in each of said sections, and
by inserting, in lieu thereof, the words ["Series   through Series  , Newton
Series, Series through Series "] and the Company hereby covenants and agrees to observe and comply with the provisions of said sections as hereby amended.

                                  ARTICLE III

        SECTION 1. The provisions of this supplemental indenture shall become and be effective from and after the execution hereof, except as otherwise expressly provided in this Article; and the Indenture, as hereby amended, shall remain in full force and effect.

        SECTION 2. Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby amended, except where the context otherwise indicates.

        SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended.

        This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

        At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby
amended, taking into account the refunding of [$             of First Mortgage
Bonds, Series  , is $             , evidenced by First Mortgage Bonds, Series
through Series  , inclusive, Series   and Newton Series] issued by the Company
under said Indenture and now outstanding or to be presently issued by it under said Indenture, as follows:

                                                                                          Principal
  Series                  Interest Rate               Maturity Date                        Amount
- ------------              -------------               -------------                      ------------
      K                   4-5/8                       June 1, 1995                        15,000,000
      L                   5-7/8                       May 1, 1997                         15,000,000
Newton Series             6-5/8                       August 1, 2009                       1,000,000
      W                   7-1/8                       May 15, 1999                        50,000,000
                          8-1/2                       May 15, 2022                        33,000,000
      X                   6-1/8                       July 1, 1997                        43,000,000
                          7-1/2                       July 1, 2007                        50,000,000
      Y                   6-3/4                       September 15, 2002                  23,000,000
      Z                   6                           April 1, 2000                       25,000,000
      Z                   6-3/8                       April 1, 2003                       40,000,000
     [  ]                 [    ]                      [            ]                       [         ](a)

                                                          TOTAL........                 $
                                                                                        ================

(a)       To be presently issued by the Company under said Indenture.
               IN WITNESS WHEREOF, said Central Illinois Public Service Company has caused this instrument to be executed in its corporate name by its President or a Vice-President and its corporate seal or a facsimile thereof to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said Bank of America Illinois, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice-Presidents and its corporate seal to be hereunto affixed and to be
attested by one of its Trust Officers, and said              , for the purpose
of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.

                                         CENTRAL ILLINOIS PUBLIC SERVICE
                                         COMPANY


                                         By
                                           ------------------------------
                                           Senior Vice President-Finance
(CORPORATE SEAL)

ATTEST:


- ------------------------------
     Assistant Secretary


                                          BANK OF AMERICA ILLINOIS


                                          By
                                            -----------------------------
                                                      Vice President
(CORPORATE SEAL)

ATTEST:


- --------------------------------
        Trust Officer

                                          ---------------------------(SEAL)

STATE OF ILLINOIS   )
                    )        ss
COUNTY OF           )


               I,                     , a Notary Public in and for said County
in the State aforesaid, do hereby certify that                     , Senior
Vice President - Finance of CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois, and
                , Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

               Given under my hand and official seal this      day of
                     , 199 .


                                           -------------------------------
                                                      Notary Public

(NOTARIAL SEAL)

                                           My commission expires

STATE OF ILLINOIS   )
                    )        ss
COUNTY OF           )


               I,                     , a Notary Public in and for said County
in the State aforesaid, do hereby certify that:

               (a) , a Vice President of BANK OF AMERICA ILLINOIS, a national banking association organized and existing under
       the laws of the United States of America, and             , a Trust
       Officer of said association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said association, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said association, for the uses and purposes therein set forth; and

               (b) , personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act, for the uses and purposes therein set forth.

               Given under my hand and official seal this      day of
                      , 199 .



                                           -------------------------------
                                                      Notary Public

(NOTARIAL SEAL)

                                           My commission expires

                                   Schedule A

              TO THE SUPPLEMENTAL INDENTURE DATED          , 199
                 OF CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO
                         BANK OF AMERICA ILLINOIS AND
                                           AS TRUSTEES